Exhibit 10.3

THIS AGREEMENT OF GUARANTEE formally dated as of the day of July, 2005.

B E T W E E N:

                                       TELIZON INC., 85 Bayfield Street, Suite
                                       300, Barrie, Ontario L4M 3A7 (hereinafter called the "Guarantor"),

                                                              OF THE FIRST PART;

                                       -and-

                                       JAMES R. FAIRHEAD IN TRUST, TOM HARDS IN
                                       TRUST, STEVE KEREKES IN TRUST, PAUL
                                       CHAPMAN IN TRUST, JACQUES PILON IN TRUST,
                                       TOM DAVIS IN TRUST, ALAN R. PURSER IN
                                       TRUST AND ARNOLD MCAULEY IN TRUST, c/o
                                       Purser, Dooley LLP, 151 Ferris Lane,
                                       Suite 300, Barrie, Ontario L4M 6C1
                                       (hereinafter called the "Vendors"),

                                                                   OF THE SECOND
                                                                           PART.

WHEREAS TELEPLUS CONNECT CORP. (the "Company") has authorized, executed and delivered in favour of the Vendors a promissory note (the "Note") dated as of the day of July, 2005 in the principal amount of Five Million Nine Hundred Eighty Three Thousand One Hundred Seventy Eight Dollars ($5,983,178.) pursuant to the provisions of a certain share purchase agreement (the "Agreement") dated June 30, 2005, between the Company and the Vendors with respect to all issued and outstanding shares of the Guarantor.

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the premises the Guarantor covenants and agrees with the Vendors as follows:

                                   SECTION 1.
                                    GUARANTEE

1.1. For valuable consideration, the Guarantor unconditionally guarantees and covenants with the Vendors that the Company will duly and punctually pay to the Vendors all debts and liabilities, present or future, direct or indirect, absolute or contingent, matured or not at any time owing by the Company to the Vendors wherever incurred and whether incurred by the Company alone or with another or others, including, without limitation, all the principal of, interest on and all other moneys owing under the Note as and when the same become due and payable according to the terms of the Note (the "Company's Debts").



1.2. The Guarantor hereby acknowledges communication of the terms of the Note and consents to and approves of the same. The guarantee herein contained shall take effect and be binding upon the Guarantor notwithstanding any defect in or omission from any documentation or security delivered by the Company to the Vendors or any default in or omission from the Note or any non-registration or non-filing or defective registration or filing or by reason of any failure of the security intended to be created by the Note or any other security.

1.3. The liability of the Guarantor under Section 1.1 hereof shall be joint and several with that of the Company and shall be absolute and unconditional. The Guarantor shall for all purposes of the guarantee be regarded as in the same position as a principal debtor, and to the extent permitted by applicable law hereby expressly waives demand, presentment, protest and notice thereof and of default save and except as required by the Note. The obligation of the Guarantor hereunder shall be deemed to arise in respect of each default.

1.4 The liability of the Guarantor under this Agreement is limited to Five Million Nine Hundred Eighty Three Thousand One Hundred Seventy Eight Dollars ($5,983,178.) plus interest on all amounts due under this Agreement from the date the Vendors demand payment thereof, at the rate of two percent (2%) per annum above the floating annual prime rate of interest established from time to time by the Royal Bank of Canada. The maximum liability of the Guarantor hereunder shall be reduced in proportion to such payments as are made by the Company to the Creditors pursuant to the Agreement.

                                   SECTION 2.
                             DEFAULT AND ENFORCEMENT


2.1. If the Company shall make default in payment of the principal of, interest on or any other moneys owing to the Vendors on any of the Company's Debts including, without limitation, any principal of, interest on or other monies owing under the Note as and when the same become due and payable, then the Guarantor shall forthwith on demand by the Vendors pay to the Vendors the principal, interest and other moneys in default.



2.2. If the Guarantor shall fail forthwith on demand to make good any such default, the Vendors may in its discretion proceed with the enforcement of its rights hereunder and may proceed to enforce such rights or from time to time any thereof prior to, contemporaneously with or after any action taken under any security or other documents delivered by the Company or others to the Vendors, including the Note. The Guarantor shall pay on demand all costs and expenses (including reasonable legal fees) incurred by the Vendors in enforcing or attempting to enforce its rights hereunder and all proceedings taken in relation hereto; all such costs and expenses and other moneys payable hereunder shall bear interest at the greater of the loan rate or the interest rate provided for in any of the Note, other security or loan documents.



2.3. All sums paid to or recovered by the Vendors pursuant to the provisions hereof shall be applied by them in payment of their costs and expenses payable hereunder and the principal, interest and other moneys owing to the Vendors including, without limitation, all amounts owing on the Note and in such order as the Vendors in their sole discretion may determine.



2.4. The Vendors may waive any default of the Guarantor hereunder upon such terms and conditions as it may determine provided that no such waiver shall extend to or be taken in any manner whatsoever to affect any subsequent default or the rights resulting therefrom.

2.5. Any moneys paid by or recovered from the Guarantor hereunder shall be held to have been paid pro tanto in discharge of the liability of the Guarantor hereunder, but not in discharge of the liability of the Company, and in the event of any such payment by or recovery from the Guarantor, the Guarantor hereby assigns any rights with respect to or arising from such payment or recovery (including without limitation any right of subrogation) to the Vendors unless or until the Vendors have received in the aggregate payment in full of all moneys owing to the Vendors including, without limitation, amounts on the Note. If the Guarantor receives money in payment of any such debts and liabilities, the Guarantor will hold them in trust for, and will immediately pay funds to, the Vendors without reducing the Guarantor's liability under this Guarantee.

                                   SECTION 3.
                               ABSOLUTE LIABILITY



3.1. The liability of the Guarantor under this Guarantee is absolute and unconditional. It will not be limited or reduced, nor will the Vendors be responsible or owe any duty (as a fiduciary or otherwise) to the Guarantor, nor will the Vendors rights under this Guarantee be prejudiced, by the existence or occurrence (with or without the Guarantor's knowledge or consent) of any one or more of the following events:

      (a) any termination, invalidity, unenforceability or release by the Vendors or any of their rights against the Company or against any other person or of any security;

      (b) any increase, reduction, renewal, substitution or other change in, or discontinuance of, the terms relating to the Company's Debts or to any credit extended by the Vendors to the Company; any agreement to any proposal or scheme of arrangement concerning, or granting any extensions of time or any other indulgences or concessions to, the Company or any other person; any taking or giving up of any security; abstaining from taking, perfecting, filing or registering any security; allowing any security to lapse (whether by failing to make or maintain any registration, filing or otherwise); or any neglect or omission by the Vendors in respect of, or in the course of, doing any of these things;

      (c) accepting compositions from compromises, arrangements or plans of reorganizations or granting releases or discharges to the Company or any other person, or any other dealing with the Company or any other person or with any security that the Vendors consider appropriate;

      (d) any unenforceability or loss of or in respect of the Note or any security held from time to time by the Vendors from the undersigned, the Company or any other person, whether the loss is due to the means or timing of any registration, disposition or realization of any collateral that is the subject of that security or otherwise due to the Vendors fault or any other reason;

      (e) any change in the Company's name; or any reorganization (whether by way of amalgamation, merger, transfer, sale lease or otherwise) of the Company or the Company's business;

      (f) any change in the Company's financial condition or that of the Company or any other guarantor (including insolvency and bankruptcy);

      (g)   any change of effective control of the Company;

      (h) any event, whether or not attributable to the Vendors, that may be considered to have caused or accelerated the bankruptcy or insolvency of the Company or any Guarantor, or to have resulted in the initiation of any such proceedings;

      (i) The Vendors filing of any claim for payment with any administrator, provisional liquidator, conservator, trustee, receiver, custodian or other similar officer appointed for the Company or for all or substantially all of the Company's assets;

      (j) any failure by the Vendors to abide by any of the terms and conditions of the Vendors agreements with, or to meet any of its obligations or duties owed to, the Company or any person, or any breach of any duty (whether as a fiduciary or otherwise) that exists or is alleged to exist between the Vendors and the Guarantor, the Company or any person;

      (k) any incapacity, disability, or lack or limitation of status or of the power of the Company or of the Company's directors, managers, officers, partners or agents; the discovery that the Company is not or may not be a legal entity; or any irregularity, defect or informality in the incurring of any of the Company's Debts;

      (l) any event whatsoever that might be a defence available to, or result in a reduction or discharge of, the Guarantor, the Company or any other person in respect of either the Company's Debts or the Guarantor's liability under this Guarantee; or

      (m) any amendment to any, some or all of the Note or any other security or agreements as between the Company and the Vendors .


      For greater certainty, the undersigned agrees that the Vendors may deal with the Guarantor, the Company and any other person in any manner without affecting the Guarantor's liability under this Guarantee.

      Any claims by the Guarantor against the Vendors and its agents in respect of any of the foregoing matters or otherwise are hereby waived.

3.2. After all moneys payable by the Company to the Vendors including, without limitation, amounts owing under the Note, have been paid in full, this guarantee shall cease and become null and void and the Vendors shall, at the request and at the expense of the Guarantor execute and deliver a release to the Guarantor.

                                   SECTION 4.
                                  MISCELLANEOUS

4.1. Any notice required or desired to be given hereunder or under any instrument supplemental hereto shall be in writing and may be given by personal delivery, by facsimile (to the Guarantor at 705-725-7045 and to the Vendors at 705-792-6911) or other means of electronic communication or by sending the same by registered mail, postage prepaid, to the Vendors or to the Debtor at their respective addresses set out above and, in the case of electronic communication, to the facsimile numbers set out above. Any notice so delivered shall be conclusively deemed given when personally delivered and any notice sent by facsimile or other means of electronic transmission shall be deemed to have been delivered on the Business Day following the sending of the notice, and any notice so mailed shall be conclusively deemed given on the third Business Day following the day of mailing, provided that in the event of a known disruption of postal service, notice shall not be given by mail. Any address for notice or payments herein referred to may be changed by notice in writing given pursuant hereto.

4.2. This Agreement shall be construed in accordance with and governed by the laws of the Province of Ontario.

                                   SECTION 5.
                       CERTAIN COVENANTS BY THE GUARANTOR

5.1 The Guarantor hereby covenants and agrees that it will:

      (a) carry on and conduct its business in a proper and efficient manner so as to reserve and protect its property and assets and the income therefrom and shall keep proper books of accounts and make therein true and faithful entries of all dealings and transactions in relation to its business and furnish to the Vendors such information relating to the Guarantor's business as the Vendors may require, and such books of account shall at all times during normal business hours and upon reasonable prior notice to the Guarantor be open for inspection by the Vendors or such agent or attorney as it shall from time to time by instrument in writing for that purpose appoint; and

      (b) at all times maintain its corporate existence and will diligently preserve all rights, powers, privileges and goodwill owned by it.

IN WITNESS WHEREOF the Guarantor has executed these presents under its corporate seal.

                                            TELIZON INC.


                                            By:  /s/ Marius Silvasan
                                                 ------------------------------
                                                 Name: Marius Silvasan
                                                 Title:Chief Executive Officer


                                            By:
                                                -------------------------------
                                            Name:
                                            Title:

                                            We have authority to bind the
                                            Corporation